UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 24, 2018
(Date of earliest event reported: May 23, 2018)

Green Bancorp, Inc.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar
Houston, Texas 77098
(Address of principal executive offices, including zip code)
(713) 275 - 8220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 23, 2018, Green Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.
William D. Ellis, Scott Schaen and Stefanie L. Shelley were elected as Class I directors to serve on the Board of Directors of the Company until the Company’s 2021 annual meeting of shareholders, each until their successors are duly elected and qualified or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
William D. Ellis	20,538,198	5,530,254	4,936,313
Scott Schaen	21,581,268	4,487,184	4,936,313
Stefanie L. Shelley	21,665,260	4,403,192	4,936,313

2.
The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,464,418	533,897	6,450	0

3.
The shareholders approved an amendment to the 2014 Omnibus Equity Incentive Plan to increase the number of shares available for issuance thereunder by 650,000 shares by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,569,610	497,352	1,490	4,936,313

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Bancorp, Inc.

Date:	May 24, 2018	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer